Exhibit 22.2

Owens & Minor, Inc.

List of Subsidiaries Pledged as Collateral

The following table lists the pledged subsidiaries of Owens & Minor, Inc.’s 2024 Notes that constitute collateral (together, "the Collateral Group") as of December 31, 2023:

Entity

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

Barista Acquisition I, LLC

Barista Acquisition II, LLC

O&M Halyard, Inc.

O&M Byram Holding, GP

Byram Holdings I, Inc.

Byram Healthcare Centers, Inc.

Owens & Minor International Logistics, Inc.

AVID Medical, Inc., a Delaware corporation

Clinical Care Services, L.L.C., a Utah limited liability company

Fusion 5 Inc., a Delaware corporation

Halyard North Carolina, LLC, a North Carolina limited liability company

Medical Action Industries, Inc., a Delaware corporation

O&M Worldwide, LLC, a Virginia limited liability company

Owens & Minor Global Resources, LLC, a Virginia limited liability company

O&M Halyard Netherlands B.V.

O&M International Healthcare C.V.

Safeskin Medical & Scientific (Thailand) Ltd.

Apria, Inc.

Apria Healthcare Group LLC

Apria Healthcare LLC

Apria Holdco LLC

CPAP Sleep Stores, LLC

DMEHUB LLC

Healthy Living Home Medical LLC

Lofta, Inc.

American Contract Systems, Inc.